SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 21, 1999


                        PINNACLE WEST CAPITAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Arizona                      1-8962                  86-0512431
----------------------------         -----------          ----------------------
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)         Identification Number)


400 East Van Buren St., P.O. Box 52132, Phoenix, Arizona        85072-2132
--------------------------------------------------------        ----------
        (Address of principal executive offices)                (Zip Code)


                                 (602) 379-2500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      NONE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

SETTLEMENT AGREEMENT

     As previously reported, on August 26, 1999, the Arizona Corporation Commission ("ACC") Hearing Officer issued a recommended decision on the comprehensive Settlement Agreement between Arizona Public Service Company ("APS") and various other parties. See "Proposed Settlement Agreement" in Item 5 of the Pinnacle West Capital Corporation (the "Company") Current Report on Form 8-K dated August 26, 1999 (the "August 8-K"). On September 23, 1999, the ACC voted to approve the Settlement Agreement, with some modifications, which will be effective upon signing of the written order by the Commissioners.

     The following are the major provisions of the Settlement Agreement, as approved:

     * APS will reduce rates for standard offer service for customers with loads less than 3 megawatts in a series of annual rate reductions of 1.5% beginning July 1, 1999 through July 1, 2003, for a total of 7.5%. The first reduction of approximately $24 million ($14 million after income taxes) includes the July 1, 1999 retail price decrease of approximately $10.8 million annually ($6.5 million after income taxes) related to the 1996 regulatory agreement. For customers having loads 3 megawatts or greater, standard offer rates will be reduced in annual increments that total 5% through 2002.

     * Unbundled rates being charged by APS for competitive direct access service (for example, distribution services) will become effective upon the signing of the written order by the Commissioners, and will be subject to annual reductions, that vary by rate class, through 2003.

     * There will be a moratorium on retail rate changes for standard offer and unbundled competitive direct access rates until July 1, 2004, except for the price reductions described above and certain other limited circumstances. Neither the ACC nor APS will be prevented from seeking or authorizing rate changes prior to July 1, 2004 in the event of conditions or circumstances that constitute an emergency, such as an inability to finance on reasonable terms, or material changes in APS' cost of service for ACC-regulated services resulting from federal, tribal, state or local laws, regulatory requirements, judicial decisions, actions or orders.

     * APS will be permitted to defer for later recovery prudent and reasonable costs of complying with the ACC electric competition rules, system benefits costs in excess of the levels included in current rates, and costs associated with our "provider of last resort" and standard offer obligations for service after July 1, 2004. These costs are to be recovered through an adjustment clause or clauses commencing on July 1, 2004.

     * APS' distribution system will be open for retail access upon the signing of the written order by the Commissioners. Customers will be eligible for retail access in accordance with the phase-in adopted by the ACC under the electric competition rules (see "Retail Electric Competition Rules" below), with an additional 140 megawatts being made available to eligible non-residential customers. Unless subject to judicial or regulatory restraint, APS will open its distribution system to retail access for all customers on January 1, 2001.

     * APS is currently recovering substantially all of its regulatory assets through July 1, 2004, pursuant to the 1996 regulatory agreement. In addition, the Settlement Agreement states that APS has demonstrated that its allowable stranded costs, after mitigation and exclusive of regulatory assets, are at least $533 million net present value. APS will not be allowed to recover $183 million net present value of the above amounts. The Settlement Agreement provides that APS will have the opportunity to recover $350 million net present value through a competitive transition charge (CTC) that will remain in effect through December 31, 2004, at which time it will terminate. Any over/under-recovery will be credited/debited against the costs subject to recovery under the adjustment clause described above.

     * APS will form a separate corporate affiliate or affiliates and transfer thereto its generating assets and competitive services at book value as of the date of transfer, which transfer shall take place by December 31, 2002. Sixy-seven percent of APS' costs to transfer generation assets to an affiliate shall be allowed to be deterred for future collection.

     * When the Settlement Agreement approved by the ACC is no longer subject to judicial review, APS will move to dismiss all of its litigation pending against the ACC as of the date APS entered into the Settlement Agreement.

Upon final ACC order, APS will discontinue the application of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," for its generation operations. This means that regulatory assets, unless reestablished as recoverable through ongoing regulated cash flows, are to be eliminated and the generation assets must be tested for impairment. The regulatory disallowance, which removes $234 million pre-tax ($183 million net present value) from ongoing regulatory cash flows, will be recorded as a net reduction of regulatory assets. This reduction ($140 million after income taxes) will be reported in the third quarter as an extraordinary charge on the income statement. The regulatory assets to be recovered under this Settlement Agreement will be amortized as follows:

                                   (Millions)
                                                            1/1 - 6/30
1999         2000         2001         2002        2003        2004        Total
----         ----         ----         ----        ----        ----        -----
$164         $158         $145         $115         $86         $18         $686

RETAIL ELECTRIC COMPETITION RULES

     As previously reported, on August 26, 1999, the ACC Hearing Officer issued a recommended decision on the rules that provide a framework for the introduction of retail electric competition in Arizona (the "Rules"). See "Proposed Retail Electric Competition Rules" in Item 5 of the August 8-K. On September 21, 1999, the ACC voted to approve the Rules, which will be effective upon signing of the written order by the Commissioners.

     The Rules approved by the ACC include the following major provisions:

     * They apply to virtually all Arizona electric utilities regulated by the ACC, including APS.

     * The Rules require each affected utility, including APS, to make available at least 20% of its 1995 system retail peak demand for competitive generation supply beginning when the ACC makes a final decision on each utility's stranded costs and unbundled rates (Final Decision Date) or January 1, 2001, whichever is earlier, and 100% beginning January 1, 2001. Under the Settlement Agreement, APS will provide retail access to customers representing the minimum 20% required by the ACC and an additional 140 megawatts of non-residential load as of July 1, 1999, and to all customers as of January 1, 2001, or such other dates as approved by the ACC.

     * Subject to the 20% requirement, all utility customers with single premise loads of one megawatt or greater will be eligible for competitive electric services on the Final Decision Date, which for APS' customers will be the issuance of the final ACC order on the Settlement Agreement. Customers may aggregate loads to meet this one megawatt requirement.

     * When effective, residential customers will be phased in at 1 1/4% per quarter calculated beginning on January 1, 1999, subject to the 20% requirement above.

     * Electric service providers that get Certificates of Convenience and Necessity (CC&Ns) from the ACC can supply only competitive services, including electric generation, but not electric transmission and distribution.

     * Affected utilities must file ACC tariffs with separate pricing for electric services provided for noncompetitive services.

     *    The  ACC  shall  allow  a  reasonable   opportunity  for  recovery  of
          unmitigated stranded costs.

     * Absent an ACC waiver, prior to January 1, 2001, each affected utility (except certain electric cooperatives) must transfer all competitive generation assets and services either to an unaffiliated party or to a separate corporate affiliate. Under the Settlement Agreement, APS received a waiver to allow transfer of its competitive generation assets and services to affiliates no later than December 31, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PINNACLE WEST CAPITAL CORPORATION
                                                   (Registrant)



Dated: September 24, 1999               By: Nancy C. Loftin
                                            ------------------------------------
                                            Nancy C. Loftin
                                            Vice President and General Counsel